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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                -----------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 23, 2003
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                                  GenCorp Inc.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)



            Ohio                         1-01520                34-0244000
            ----                         -------                ----------
(State or Other Jurisdiction        (Commission File           IRS Employer
      of Incorporation)                  Number)            Identification No.)



Highway 50 and Aerojet Road, Rancho Cordova, California                 95670
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         (Address of Principal Executive Offices)                    (Zip Code)


P.O. Box 537012, Sacramento, California                           95853-7012
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         (Mailing Address)                                        (Zip Code)


        Registrant's telephone number, including area code (916) 355-4000
                                                           --------------


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ITEM 7.  EXHIBITS

Table                                                                 Exhibit
Item No.   Exhibit Description                                         Number
--------   -------------------                                        -------
  99       GenCorp Inc.'s press release dated January 23, 2003          99.1
           in which GenCorp reported net income for 2002 of $30 million ($0.69 per share) compared to net income of $128 million ($3.00 per share) for 2001.



ITEM 9. REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant's press release which was issued on January 23, 2003.

Exhibit 99.1 is a GenCorp Inc. press release dated January 23, 2003 in which GenCorp reported net income for 2002 of $30 million ($0.69 per share) compared to net income of $128 million ($3.00 per share) for 2001. Results for 2002 reflect performance improvements in the Company's operations, driven by lower cost structures for GDX Automotive and Fine Chemicals, increased sales for Aerospace and Defense and Fine Chemicals, and improved production efficiencies at GDX Automotive and Fine Chemicals. The decline in earnings from 2001 reflects several events that improved earnings in 2001 and reduced earnings in 2002, and lower income from employee retirement benefit plans.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     GENCORP INC.



                                             By:    /s/ Margaret Hastings
                                                    ---------------------------
                                             Name:  Margaret Hastings
                                             Title: Assistant Secretary


Dated:  January 23, 2003